EXHIBIT 3.1

                              SPECTRE GAMING, INC.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
               SERIES B VARIABLE RATE CONVERTIBLE PREFERRED STOCK

                       PURSUANT TO SECTION 302A.401 OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

      The undersigned, D. Bradly Olah and Brian Niebur, do hereby certify that:

      1. They are the President and Secretary, respectively, of Spectre Gaming, Inc., a Minnesota corporation (the "Corporation").

      2. The following resolutions were duly adopted by the Board of Directors:

      WHEREAS, the Articles of Incorporation of the Corporation authorize the issuance of 100,000,000 shares of capital stock, $.01 par value;

      WHEREAS, the Board of Directors of the Corporation is authorized to designate and issue shares in such classes or series (including classes or series of common stock and/or preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights; and

      WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to establish the rights, preferences, restrictions and other matters relating to a series of preferred stock, which shall consist of, except as otherwise set forth in the Securities Purchase Agreement (the "Purchase Agreement"), dated the date of original issue date, among the Corporation and the purchasers signatory thereto, up to 30,000 shares of the preferred stock (including shares which may be issuable pursuant to Section 4.17 thereunder) which the Corporation has the authority to issue, as follows:

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:


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                            TERMS OF PREFERRED STOCK

            Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

            "31st Month Optional  Redemption shall have the meaning set forth in
      Section 8(b).

            "31st Month Optional Redemption Date shall have the meaning set forth in Section 8(b).

            "31st Month Optional Redemption Notice" shall have the meaning set forth in Section 8(b).

            "31st Month Optional Redemption Notice Date" shall have the meaning set forth in Section 8(b).

            "37th Month Optional  Redemption shall have the meaning set forth in
      Section 8(b).

            "37th Month Optional Redemption Date shall have the meaning set forth in Section 8(b).

            "37th Month Optional Redemption Notice shall have the meaning set forth in Section 8(b).

            "37th Month Optional Redemption Notice Date shall have the meaning set forth in Section 8(b).

            "Alternate  Consideration"  shall  have  the  meaning  set  forth in
      Section 7(e).

            "Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial


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

      part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

            "Base Conversion Price" shall have the meaning set forth in Section 7(b).

            "Buy-In" shall have the meaning set forth in Section 6(e)(iii).

            "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

            "Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Corporation's common stock, par value $.01 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.


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

            "Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

            "Conversion Amount" means the sum of the Stated Value at issue.

            "Conversion Date" shall have the meaning set forth in Section 6(a).

            "Conversion Price" shall have the meaning set forth in Section 6(b).

            "Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

            "Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.

            "Dilutive  Issuance"  shall  have the  meaning  set forth in Section
      7(b).

            "Dilutive  Issuance  Notice"  shall  have the  meaning  set forth in
      Section 7(b).

            "Dividend Payment Date" shall have the meaning set forth in Section 3(a).

            "Dividend Share Amount" shall have the meaning set forth in Section 3(a).

            "Effective   Date"  means  the  date  that  the  Conversion   Shares
      Registration Statement is declared effective by the Commission.

            "Equity Conditions" shall mean, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of the Preferred Stock shall have been paid; (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (including shares underlying any additional shares of Preferred Stock issuable pursuant to Section 2(b) of the Registration Rights Agreement, and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and


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

      otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Triggering Event or event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 6(c), (viii) for a period of 20 Trading Days prior to the applicable date in question, the daily volume for the Common Stock on the Trading Market exceeds $100,000 per Trading Day with a VWAP for each such Trading Day equal to or greater than $2.00 per share (subject to adjustment for forward and reverse stock splits and the like) and (ix) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose (provided that any such issuance(s) to consultants shall not exceed 150,000 shares of Common Stock or Common Stock Equivalents in the aggregate in any 12 month period), (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

            "Fundamental  Transaction"  shall  have  the  meaning  set  forth in
      Section 7(e).

            "Holder" shall have the meaning given such term in Section 2.

            "Interest Period" means, initially, the period beginning on and including the Original Issue Date and ending on and including September 30, 2005 and each successive period as follows: the period beginning on and including July 1 and ending on and including September 30; the period beginning on and including October 1 and ending on and including December 31; the period beginning on and including January 1 and ending on and including March 31; and the period beginning on and including April 1 and ending on and including June 30.


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

            "Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior or pari passu in rights or liquidation preference to the Preferred Stock.

            "LIBOR" means, for each Interest Period (i) the six-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on the Trading Day immediately prior to the beginning of such Interest Period in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or (ii) if The Wall Street
      Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, the Trading Day immediately prior to the beginning of such Interest Period, provided that if at least two rates appear on the Reuters Screen LIBO Page on any such Trading Day, the "LIBOR" for such day shall be the arithmetic mean of such rates.

            "Liquidation" shall have the meaning given such term in Section 5.

            "New York Courts" shall have the meaning given such term in Section 11(d).

            "Notice of  Conversion"  shall have the  meaning  given such term in
      Section 6(a).

            "Optional Redemption" shall have the meaning set forth in Section 8(a).

            "Optional  Redemption  Date"  shall  have the  meaning  set forth in
      Section 8(a).

            "Optional Redemption Amount" shall mean the sum of (i) 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock

            "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

            "Permitted Indebtedness" shall mean (a) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement and (b) lease obligations and purchase money
      Indebtedness of up to $30,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

            "Permitted Lien" shall mean the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in


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

      accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or
      (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien and (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder provided that such Liens are not secured by assets of the Corporation or its Subsidiaries other than the assets so acquired or leased.

            "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

            "Purchase Agreement" means the Securities Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Share  Delivery  Date"  shall have the  meaning  given such term in
      Section 6(e).

            "Stated Value" shall have the meaning given such term in Section 2.

            "Subscription Amount" shall mean, as to each Purchaser, the amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Purchaser's name on the signature page of the Purchase Agreement and next to the heading "Subscription Amount", in United States Dollars and in immediately available funds.

            "Subsidiary" shall have the meaning given to such term in the Purchase Agreement.

            "Trading Day" means a day on which the Common Stock is traded on a Trading Market.


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

            "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

            "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

            "Triggering Event" shall have the meaning set forth in Section 9(a).

            "Triggering Redemption Amount" for each share of Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

            "Triggering Redemption Payment Date" shall have the meaning set forth in Section 9(b).

            "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

            Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Variable Rate Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be up to 30,000 (which shall not be subject to increase without the consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value equal to $1,000 (the "Stated Value").


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            Section 3. Dividends.

            a) Dividends in Cash or in Kind. Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) at the rate per annum equal to LIBOR for the applicable Interest Period plus 4.0% or such lesser rate as shall be the highest rate permitted by applicable law (subject to increase pursuant to Section 9(b) and the last sentence of this Section), payable quarterly on January 1, April 1, July 1 and October 1, beginning with January 1, 2006, and on any Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day)("Dividend Payment Date") in cash or shares of Common Stock as set forth in this Section 3(a), or a combination thereof (the amount to be paid in share of Common Stock, the "Dividend Share Amount"). The form of dividend payments to each Holder shall be made in the following order: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met, in cash only, (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met, in shares of Common Stock which shall be valued at 90% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends and the Equity Conditions relating to registration have been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued at 90% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; and (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met, then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. On the Closing Date the Corporation shall have notified the Holders whether or not it may lawfully pay cash dividends. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to lawfully pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holder with at least 20 Trading Days' notice of its election to pay a regularly scheduled dividend in Common Stock. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the


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      lesser rate permitted by applicable  law (such fees to accrue daily,  from the Dividend Payment Date through and including the date of payment). At any time the Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall file a prospectus supplement pursuant to Rule 424 disclosing such election. Beginning with the 31st month following the Original Issue Date, the dividend rate per share (as a percentage of the Stated Value per share) shall be increased to a rate per annum equal to the LIBOR for the applicable Interest Period plus 25% (increasing to 50% beginning with the 37th month following the Original Issue Date) or such lesser rate as shall be the highest rate permitted by applicable law.

            b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

            Section 4. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Preferred Stock, (c) amend its articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

            Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

            Section 6. Conversion.

            a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

            b) Conversion Price. The conversion price for the Preferred Stock shall equal to $1.80 (the "Conversion Price"), subject to adjustment herein.

            c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock to the extent that after giving effect to such conversion, such Holder (together with such Holder's affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants)
      subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any affiliates) and of which shares of Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with
      Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 6(c) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Corporation, and the provisions of this
      Section 6(c) shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.99% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.99% limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock. The holders of Common Stock of the Corporation shall be third party beneficiaries of this Section 6(c) and the Corporation may not waive this
      Section 6(c) without the consent of holders of a majority of its Common Stock.

            d) [RESERVED]

            e) Mechanics of Conversion

                  i. Delivery of  Certificate  Upon  Conversion.  Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver or cause to be delivered to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                  ii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligations to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to
            Section 6(e)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                  iii.  Compensation  for Buy-In on  Failure  to Timely  Deliver
            Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

                  iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other Holders of the Preferred Stock), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

                  v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

            Section 7. Certain Adjustments.

            a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Preferred Sock), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.


            b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

            c) Subsequent Rights Offerings. If the Corporation, at any time while the Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

            d) Pro Rata Distributions. If the Corporation, at any time while Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of

      Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

            f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

            g) Notice to Holders.

                  i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock;
            (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be mailed to the Holder at its last address as its shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

            Section 8. Optional Redemption.

            a) Optional Redemption at Election of Corporation. Subject to the provisions of this Section 8, at any time after the 30-month anniversary of the Original Issue Date, the Corporation may deliver a notice to the Holders (an "Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "Optional Redemption Notice Date") of its irrevocable election to redeem some or all of the then outstanding shares of Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "Optional Redemption Date" and such redemption, the "Optional Redemption"). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Corporation may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the date final payment is made, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then each Holder may elect to nullify its respective Optional Redemption Notice by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case such Optional Redemption Notice shall be null and void, ab initio. The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

            b) Additional Redemption Rights.

                  i. Subject to the provisions of this Section 8, on the 30 month anniversary of the Original Issue Date, in lieu of the automatic increase in the dividend rate per share beginning on the 31st month following the Original Issue Date as set forth in the last sentence of Section 3(a), the Corporation may deliver a notice to the Holders (a "31st Month Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "31st Month Optional Redemption Notice Date") of its irrevocable election to redeem all (but not less than all) of the then outstanding shares of Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount on such 31 month anniversary of the Original Issue Date (such date, the "31st Month Optional Redemption Date" and such redemption, the "31st Month Optional Redemption"). The Optional Redemption Amount is due in full on the 31st Month Optional
            Redemption Date. The failure of the Corporation to deliver a 31st Month Optional Redemption Notice on the 30 month anniversary of the Original Issue Date shall be deemed an irrevocable election by the Corporation for the increase in the dividend rate per share referenced above and the Corporation shall no longer have the right to exercise a redemption under this Section 8(b)(i). The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the 31st Month Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

                  ii. Subject to the provisions of this Section 8, on the 36 month anniversary of the Original Issue Date, in lieu of the automatic increase in the dividend rate per share beginning on the 37th month following the Original Issue Date as set forth in the last sentence of Section 3(a), the Corporation may deliver a notice to the Holders (a "37th Month Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "37th Month Optional Redemption Notice Date") of its irrevocable election to redeem all (but not less than all) of the then outstanding shares of Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount on such 37 month anniversary of the Original Issue Date (such date, the "37th Month Optional Redemption Date" and such redemption, the "37th Month Optional Redemption"). The Optional Redemption Amount is due in full on the 37th Month Optional
            Redemption Date. The failure of the Corporation to deliver a 37th Month Optional Redemption Notice on the 36 month anniversary of the Original Issue Date shall be deemed an irrevocable election by the Corporation for the increase in the dividend rate per share referenced above and the Corporation shall no longer have the right to exercise a redemption under this Section 8(b)(ii). The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the 37th Month Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

            c) Redemption Procedure. The payment of cash pursuant to an Optional Redemption, 31st Month Optional Redemption and 37th Month Optional Redemption shall be made on the Optional Redemption Date, 31st Month Optional Redemption Date or 37th Month Optional Redemption Date, as applicable. If any portion of the cash payment for any Optional
      Redemption, 31st Month Optional Redemption or 37th Month Optional Redemption shall not be paid by the Corporation by its respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Optional Redemption Amount, 31st Month Optional Redemption or 37th Month Optional Redemption, respectively, plus all amounts owing thereon, is paid in full. Alternatively, if any portion of the Optional Redemption Amount, 31st Month Optional Redemption or 37th Month Optional Redemption remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Corporation given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary and the Corporation shall have no further right to exercise such Optional Redemption 31st Month Optional Redemption or 37th Month Optional Redemption, as applicable.
      Notwithstanding anything to the contrary in this Section 6, the Corporation's determination to redeem shares of Preferred Stock shall be applied among the Holders of the Preferred Stock ratably according to their initial purchases under the Purchase Agreement. Each Holder may elect to convert shares of Preferred Stock pursuant to Section 6 prior to actual payment in cash for any redemption under this Section 8 by fax delivery of a Notice of Conversion to the Corporation.

            Section 9. Redemption Upon Triggering Events.

            a) "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  i. the failure of a Conversion Shares  Registration  Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

                  ii. if, during the Effectiveness  Period, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period, or the Holder shall not be permitted to resell Registrable Securities under the Conversion Shares Registration Statement for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period;

                  iii. the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

                  iv. one of the Events (as defined in the  Registration  Rights
            Agreement) described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Holders prior to the expiration of 45 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date, which shall be covered by Section 9(a)(i));

                  v. the  Corporation  shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

                  vi. unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

                  vii. the Corporation shall redeem more than a de minimis number of Junior Securities;

                  viii. the Corporation shall be party to a Change of Control Transaction;

                  ix. there shall have occurred a Bankruptcy Event; or

                  x. the  Common  Stock  shall  fail to be listed or quoted  for trading on a Trading Market for more than 5 Trading Days, which need not be consecutive Trading Days.

            b) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to, (i) with respect to the Triggering Events set forth in Sections 9(a)(iii), (v), (vi), (vii), (viii), (ix)(as to Change of Controls approved by the Board of Directors of the Corporation) and

      (x)(as to voluntary filings only), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; or, (ii) at the option of the Holder and with respect to the Triggering Events set forth in Sections 9(a)(i), (ii),
      (iv), (ix)(as to Change of Controls not approved by the Board of Directors of the Corporation), (x)(as to involuntary filings only) and (xi), either
      (A) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (B) increase the dividend on all of the outstanding Preferred Stock held by such Holder to equal 18% per annum thereafter. The Triggering Redemption Amount, if in cash or in shares, shall be due and payable or issuable, as the case may be, within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the "Triggering Redemption Payment Date"). If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

            Section 10. Negative Covenants. So long as any shares of Preferred Stock are outstanding, the Corporation will not and will not permit any of its Subsidiaries to directly or indirectly:

            a) Except for Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

            b) Except for Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

            c) amend its articles of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

            d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

            e) enter into any agreement with respect to any of the foregoing; or

            f) pay cash dividends or distributions on any equity securities of the Corporation.

            Section 11. Miscellaneous.

            a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile (612) 338-7332, ATTN: D. BRADLY OLAH or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

            b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

            c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

            d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and  federal  courts  sitting  in the City of New York,  Borough  of
      Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

            f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

            g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

            h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.


                              *********************

      RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Minnesota law.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate this 28th day of September, 2005.


/s/ Brad Olah                                         /s/ Brian Niebur
---------------------------                           --------------------------
Name:  D. Bradly Olah                                 Name:  Brian Niebur
Title: President                                      Title: Secretary

                                     ANNEX A

                              NOTICE OF CONVERSION

          (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT
                           SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Variable Rate Convertible Preferred Stock indicated below, into shares of common stock, par value $0.01 per share (the "Common Stock"), of Spectre Gaming, Inc. a Minnesota corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

      Date to Effect Conversion:________________________________________________

      Number of shares of Preferred Stock owned prior to Conversion:____________

      Number of shares of Preferred Stock to be Converted:______________________

      Stated Value of shares of Preferred Stock to be Converted:________________

      Number of shares of Common Stock to be Issued:____________________________

      Applicable Conversion Price:______________________________________________

      Number of shares of Preferred Stock subsequent to Conversion:_____________


                                    [HOLDER]

                                            By:_________________________________
                                               Name:
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